UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2012

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California
(Address of principal executive offices)

91711
(Zip code)

(626) 715-5855
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Contract with Chief Executive Officer

On February 6, 2012, Kiwa Bio-Tech Products Group Corporation (the “Company”) entered into a new Employment Agreement (the “Agreement”) between the Company and Mr. Wei Li, President and Chief Executive Officer of the Company for a term of three years beginning January 1, 2012. Pursuant to the Agreement Mr. Li is entitled to an annual salary of $72,000 and a performance bonus of $24,000. If Mr. Li is terminated without cause, he is entitled to a lump sum payment equal to three months’ salary. A copy of the Agreement is filed as Exhibit 10.1 hereto.

New Employment Contract with Chief Financial Officer

On February 6, 2012, Kiwa Bio-Tech Products Group Corporation (the “Company”) entered into a new Employment Agreement (the “Agreement”) between the Company and Mr. Steven Ning Ma, Chief Financial Officer of the Company for a term of three years beginning January 1, 2012. Pursuant to the Agreement Mr. Ma is entitled to an annual salary of $70,000. A copy of the Agreement is filed as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Employment Agreement dated February 6, 2012 by and between the Company and Wei Li.

10.2	Employment Agreement dated February 6, 2012 by and between the Company and Steven Ning Ma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

By:	/s/ Wei Li
Wei Li
Chief Executive Officer and Chairman of Board of Directors